Exhibit 99.1

Atlantic International Corp. and Staffing 360 Solutions, Inc. Enter Into Definitive Merger Agreement to Establish Leading Human Capital Management, Outsourced Services and Workforce Solutions Company

●	Combined annual revenue expected to be approximately $620 million

●	Highly synergistic transaction expected to result in run-rate cost synergies/savings of approximately $10 million

●	Atlantic CEO Jeffrey Jagid to remain Chief Executive Officer of combined company; Staffing 360 Solutions CEO Brendan Flood to serve as President of Staffing 360 Solutions

●	Atlantic will acquire all outstanding shares of Staffing 360 Solutions in a transaction valued at approximately $25 million

Englewood Cliffs, NJ and New York, NY – November 4th, 2024 – Atlantic International Corp. (“Atlantic”) (OTC: ATLN), and Staffing 360 Solutions, Inc. (“Staffing 360”) (Nasdaq: STAF), both leading providers of strategic outsourced services and workforce solutions, today announced that their boards of directors unanimously approved a definitive agreement under which Atlantic will acquire all outstanding shares of Staffing 360’s common stock. The Staffing 360 shareholders will receive 1.202 Atlantic shares for each Staffing 360 share. Atlantic and Staffing 360 shareholders will own approximately 90% and 10%, respectively, of the combined company on a fully diluted basis.

The transaction is expected to close within the next 90 days and is subject to the approval of Staffing 360’s shareholders and other customary closing conditions, including regulatory approval. Those matters, including the record date and meeting date, will be communicated subsequent to the receipt of SEC approval of related proxy materials. When complete, Staffing 360 will continue to operate under its current leadership team and brand as a wholly owned subsidiary of Atlantic. The record date and the date for the special meeting of shareholders to vote on the transaction will be communicated to shareholders in the coming days.

“We have great respect for Staffing 360 and its talented team, and are enthusiastic about the mutual benefits this transaction brings to the clients of both entities,” said Atlantic’s CEO Jeffrey Jagid. “The merger provides a unique opportunity to increase our business by approximately 50 percent to an annualized revenue run rate of approximately $620 million and allows us to become an even bigger force in the broad staffing sector. Our objective is to build a multibillion-dollar diversified services company through both organic growth and M&A, and this transaction is consistent with the achievement of our goals.

“Joining forces provides an expanded suite of services, broader geographic reach and enhanced professional opportunities for our combined organization. Together, we are even stronger, and I look forward to a bright future ahead,” Jagid added.

Brendan Flood, Staffing 360’s CEO, said, “We are excited to join forces with Atlantic International and its wholly owned operating subsidiary, Lyneer Staffing Solutions, to become part of a distinguished, national leader in the sector. Building on complementary footprints and shared values, our combined company will be even better positioned to deliver enhanced levels of service to a growing number of companies throughout the United States whose management teams recognize the value of outsourcing and the trends toward engaging flexible workforces. This merger is a testament to the strengths of our respective brands and the accomplishments of our dedicated team members.”

Anticipated Benefits to Shareholders from the Merger

●	Enhanced scale and liquidity with potential for premium valuation: With a pro-forma revenue base of approximately $620 million, Atlantic and Staffing 360 shareholders are expected to benefit from the scale, liquidity and capital alternatives of a larger combined company. Additionally, larger capitalized human capital management and workforce solutions companies have historically carried premium valuations.

●	Improved cost structure: The combination of Atlantic and Staffing 360 is expected to create cost efficiencies and decrease Atlantic’s operating expense ratio, leading to improved profitability. Atlantic has identified opportunities to further enhance operating cost efficiencies in the year following the close of the transaction.

●	Benefit from a more diversified customer base: Atlantic’s broad customer base has grown organically and through M&A and is positioned to withstand periods of market volatility. Together with Staffing 360, the combined company will serve more than 1,500 customers, with no customer generating more than 5% of total revenue.

Cautionary Notes on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including, but not limited to, the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the ability of Atlantic and Staffing 360 to integrate the business successfully and to achieve anticipated synergies, risks and costs and (iii) potential litigation relating to the proposed transaction that could be instituted against Atlantic, Staffing 360 or their respective directors, (iv) the risk that disruptions from the proposed transaction will harm Atlantic’s or Staffing 360’s business, including current and proposed plans and operations, (v) the ability of Atlantic or Staffing 360 to retain and hire key personnel, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (vii) uncertainty as to the long-term value of Atlantic common stock, (viii) continued availability of capital and financing and rating agency actions, (ix) legislative, regulatory and economic developments and (x) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed merger. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Atlantic’s or Staffing 360’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Atlantic nor Staffing 360 assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Atlantic International Corp.

Atlantic International Corp. (“Atlantic”) is a leading strategic staffing, outsourced services, and workforce solutions company executing a high-growth strategy. Through its principal operating subsidiary, Lyneer Investments LLC (“Lyneer”), Atlantic’s approximately 300 employees generated over $400 million in revenue (for the twelve months ended June 30, 2024). According to Staffing Industry Analysts, Atlantic is among the top 20 largest national staffing companies servicing the light industrial, commercial, professional, finance, direct placement, and managed service provider verticals. Atlantic provides its customers with complete HR solutions, operating 40 independent on-site and vendor-on-premises facilities and paying over 12,000 employees weekly. For more information about Lyneer Staffing Solutions please visit www.lyneer.com. For more information about Atlantic International Corp., please visit www.atlantic-international.com.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. provides a complete suite of professional and commercial staffing and employer-of- record HR services to the accounting, finance, IT, engineering and administration sectors on a temporary, contract or permanent basis. For more information, visit www.staffing360solutions.com.

Contact Information

Staffing 360

Roger Pondel or Natalie Mu

PondelWilkinson Inc.
(310) 279-5980
rpondel@pondel.com

nmu@pondel.com

Atlantic International

Kale Fein

(213) 915-6414

kfein@atlantic-international.com

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